KeyCorp Goldman Sachs 2025 U.S. Financial Services Conference December 9, 2025 Chris Gorman Chairman and Chief Executive Officer

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control). Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Non-GAAP Measures. This presentation may include non-GAAP measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Such non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. For additional disclosure regarding such non-GAAP measures, including reconciliations to their most directly comparable GAAP measure, please refer to KeyCorp’s most recent earnings release which is available at www.key.com/ir. Forward-Looking Non-GAAP Measures. From time to time we may discuss forward-looking non-GAAP financial measures. We are unable to provide a reconciliation of forward- looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results. Forward-looking Statements and Additional Information 2

Strong Positioning for the Future

Franchise Momentum Through Client Growth

2025 expected to be a record revenue year

Up 15%+

FY Adjusted Total Revenue (TE)[(1),(2)] growth YoY
22%+ Net Interest Income (TE)[(1)] growth
6.5%+ Adjusted Noninterest Income[(1),(2)] growth

On pace to meet or exceed all FY financial targets while making meaningful investments in our franchise

Significant Capital Return Opportunity

10.3%

3Q25 Marked Common Equity Tier 1[(3)]

~$200MM

Expected shares repurchased in 4Q25 with ~$800MM remaining on existing authorization

Not pursuing depository institution acquisitions

Compelling ROTCE[(1)] Trajectory



12.5%
15%+
16% – 19%
3Q25
4Q27(4)
Long-Term Target

TE = Taxable equivalent

(1) Represents a forward-looking Non-GAAP measure: Refer to slide 2, "Forward-Looking Statements and Additional Information," for more information; (2) Full year growth is presented against a 2024 Non-GAAP number that excludes $1,836MM from losses on sale of securities and the Scotiabank investment agreement valuation; (3) Adjusted for unrealized AFS Securities and Pension losses and non-GAAP measure: see 3Q25 earnings presentation appendix for reconciliation; (4) Expected run rate by year-end 2027

3